Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Genesis Microchip Inc.

We consent to the use of our report dated June 7, 2007 relating to the consolidated balance sheets of Genesis Microchip Inc. as at March 31, 2007 and 2006 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended March 31, 2007, incorporated by reference herein.

/s/ KPMG
Chartered Accountants, Licensed Public Accountants

Toronto, Canada
October 18, 2007